THIRD AMENDATORY
EMPLOYMENT AGREEMENT

THIRD AMENDATORY EMPLOYMENT AGREEMENT (the "Amendatory Agreement"), dated as of January 1, 2012, by and among KSW Mechanical Services, Inc., a Delaware corporation (the "Company"), KSW, Inc., a Delaware corporation ("KSWI") and Floyd Warkol ("Warkol").

W I T N E S S E T H:

WHEREAS, Warkol is employed by the Company and KSWI pursuant to an Employment Agreement, dated as of January 1, 2006, by and among the Company, KSWI and Warkol as amended by an Amendatory Employment Agreement dated as of November 13, 2008, and a Second Amendatory Employment Agreement, dated as of September 25, 2009(together, "the Employment Agreement").

WHEREAS, the Company, KSWI and Warkol have previously provided for the extension of the Term of the Employment Agreement through December 31, 2011.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto hereby agree as follows:

1. All terms used herein that are defined in the Employment Agreement, as amended, shall have the meanings provided therein, unless otherwise defined herein. The Employment Agreement is amended as follows:

2. The Term of the Employment Agreement, as amended, is extended through December 31, 2013.

3. All other terms of the Employment Agreement, as amended, are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, each of Warkol, the Company, and KSWI has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer as of the date first written above.

KSW, INC. COMPENSATION COMMITTEE

By: ______________________
John Cavanagh

By: ______________________
Stanley Kreitman

By: ______________________
Warren O. Kogan

KSW MECHANICAL SERVICES, INC.

By: ______________________
Name: Richard Lucas
Title: Chief Financial Officer

____
Floyd Warkol